Exhibit 24.2

SECRETARY'S CERTIFICATE
OF
ALLTEL CORPORATION

        I, Francis X. Frantz, do hereby certify that I am the duly elected, qualified and acting Secretary of ALLTEL Corporation, a Delaware corporation ("ALLTEL"), and further certify in such capacity that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of ALLTEL at a meeting held on April 22, 2004; said resolutions have not been amended, modified, annulled or revoked and, as of the date hereof, are in full force and effect:

        NOW, THEREFORE, BE IT RESOLVED, that the officers of ALLTEL be, and each of them hereby is, authorized and directed, for and on behalf of ALLTEL, to prepare, execute, and file with the SEC, in accordance with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, a Registration Statement on Form S-8, together with all necessary exhibits thereto, registering interests in the Plan and an additional 5,000,000 shares of the common stock of ALLTEL that may be offered or sold, or deemed offered or sold, under the 401(k) Plan and any and all amendments or supplements (including, without limitation, post-effective amendments) to such Registration Statement that any officer of ALLTEL deems necessary or appropriate, and to do, or cause to be done, all acts and things necessary or appropriate to permit the Registration Statement to become effective and thereafter for the continuation of the effectiveness thereof.

        RESOLVED FURTHER, that each officer and director of ALLTEL who may be required to execute the Registration Statement or any amendments thereto, be, and each of them hereby is, authorized and directed to execute a power-of-attorney authorizing Scott T. Ford, Francis X. Frantz and Jeffrey R. Gardner, or any of them, as ALLTEL's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute, in the name, place and stead of ALLTEL, the Registration Statement, any amendments thereto, and all instruments necessary or appropriate in connection therewith, and to file any such power-of-attorney with the SEC; and that the acts of such attorneys-in-fact, or any such substitutes, be, and they hereby are, authorized and approved.

        IN WITNESS WHEREOF, I have executed this Certificate on June 1, 2004.

ALLTEL CORPORATION
/s/ Francis X. Frantz Francis X. Frantz Secretary